UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 4, 2006

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American International Petroleum Corporation
(Exact name of registrant as specified in its charter)

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NEVADA (State or Other Jurisdiction of Incorporation)
0-14905 (Commission File Number)	13-3130236 (I.R.S. Employer Identification No.)
6202 Chestnut Peak Ct., Suite 2000 Kingwood, Texas (Address of Principal Executive Offices)	77345 (Zip Code)

(281) 797-4788
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

⁪ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 28, 2006, American International Petroleum Kazakhstan (“AIPK”), a wholly owned subsidiary of American International Petroleum Corporation ("AIPC") (OTC: AIPN), closed the sale of three hundred and seventy five (375) shares of common stock (the “Shares”) of Caspian Gas Company, a New York corporation (“CGC”) to Polgraft Oil Ltd., a company registered in the British Virgin Islands, for approximately $16 million in cash. The proceeds from the sale proposed to be distributed pursuant to the terms set forth in the AIPK’s Fourth Amended Plan of Reorganization, subject to its acceptance and confirmation by the United States Bankruptcy Court for the Western District of Louisiana, Lake Charles Division (the “Bankruptcy Court”). The sale was conducted under the supervision of the Bankruptcy Court. On January 20, 2006, the Bankruptcy Court approved the sale, subject to certain closing terms and conditions which were either met and/or waived.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

2.1	Purchase and Sale Agreement dated January 6, 2006 by and among Polgraft Oil Ltd, American International Petroleum Corporation and American International Petroleum Kazakhstan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL PETROLEUM CORPATION (Registrant)
Dated: May 4, 2006	By:	/s/ Denis J. Fitzpatrick
Denis J. Fitzpatrick
President

INDEX TO EXHIBIT

Exhibit No.	Description

2.1	Purchase and Sale Agreement dated January 6, 2006 by and among Polgraft Oil Ltd, American International Petroleum Corporation and American International Petroleum Kazakhstan